Exhibit 99.4

As described in its Current Report on Form 8-K filed with the Securities and Exchange Commission on December 3, 2013, the Company has updated operating results for all periods covered in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (as filed with the Securities and Exchange Commission on March 4, 2013, and as subsequently updated by its Current Report on Form 8-K filed with the Securities and Exchange Commission on March 26, 2013) (the "2012 Form 10-K"), in order to give effect to the change in accounting methodology for recognizing expense for its company-sponsored U.S. and international pension benefit plans. The Schedule II-Valuation and Qualifying Accounts that follows revises the information included in the 2012 Form 10-K in order to reflect the change in accounting methodology and should be read in conjunction with the updated financial statements and schedules included as exhibits to the Current Report on Form 8-K filed on December 3, 2013.

NCR Corporation

SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS
(In millions)

Column A	Column B	Column C		Column D	Column E
		Additions
Description	Balance at Beginning of Period	Charged to Costs & Expenses	Charged to Other Accounts	Deductions	Balance at End of Period
Year Ended December 31, 2012
Allowance for doubtful accounts	$16	$—	$—	$—	$16
Deferred tax asset valuation allowance	$425	$17	$—	$43	$399
Inventory excess and obsolete reserves	$83	$134	$—	$130	$87
Reserves related to business restructuring	$2	$—	$—	$2	$—

Year Ended December 31, 2011
Allowance for doubtful accounts	$13	$3	$—	$—	$16
Deferred tax asset valuation allowance	$410	$15	$—	$—	$425
Inventory excess and obsolete reserves	$71	$105	$—	$93	$83
Reserves related to business restructuring	$3	$—	$—	$1	$2

Year Ended December 31, 2010
Allowance for doubtful accounts	$24	$—	$—	$11	$13
Deferred tax asset valuation allowance	$528	$—	$—	$118	$410
Inventory excess and obsolete reserves	$100	$80	$—	$109	$71
Reserves related to business restructuring	$4	$—	$—	$1	$3

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